Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Streamline Health Solutions, Inc. of our report dated April 22, 2019, relating to the consolidated financial statements of Streamline Health Solutions, Inc. and its subsidiary, appearing in the Annual Report on Form 10-K of Streamline Health Solutions, Inc. for the year ended January 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Atlanta, Georgia

September 12, 2019